Exhibit 99.1

Carrier Reports Second Quarter 2021 Results

Raises Full Year Outlook for Sales, Adjusted EPS and Free Cash Flow

•Sales of $5.4 billion, up 37% compared to 2020 including 31% organic growth
•GAAP EPS of $0.55 and adjusted EPS of $0.64
•Net cash flow from operating activities of $561 million and free cash flow of $482 million
•Increases full-year 2021 sales growth outlook to 14% to 16%, 10% to 12% organic*
•Increases full-year 2021 adjusted EPS range to $2.10 to $2.20*
•Increases full-year 2021 expected free cash flow to about $1.9 billion*
PALM BEACH GARDENS, Fla., July 29, 2021 – Carrier Global Corporation (NYSE:CARR) today reported financial results for the second quarter of 2021 and updated its full year outlook. Carrier is the leading global provider of healthy, safe, sustainable and intelligent building and cold chain solutions.
“I am very pleased with our second quarter results. We delivered strong revenue growth over the second quarters of both 2020 and 2019. Our operational performance also enabled us to meet higher than expected customer demand,” said Carrier Chairman & CEO David Gitlin. “We see secular trends supporting continued growth. We are making targeted organic and inorganic investments to further enhance our differentiation and deliver long-term value to customers and shareowners. Given our first half performance, healthy backlog, and improved expectations for the remainder of the year, we are again raising our full-year guidance for sales, adjusted EPS, adjusted operating margin and free cash flow.”

Second Quarter 2021 Results
Carrier’s second quarter sales of $5.4 billion were up 37% compared to the prior year and organic sales were up 31% over the same period. The strong sales performance was broad-based across all three segments, including growth in commercial HVAC, transport refrigeration, the Fire & Security segment and continued strength in North American residential HVAC. GAAP operating profit in the quarter of $783 million was up 77% from last year and adjusted operating profit of $821 million was up 72%. These results benefitted from higher volume and productivity that more than offset cost increases.
Net income was $487 million, and adjusted net income was $567 million. GAAP EPS was $0.55 while adjusted EPS was $0.64. Net cash flows provided by operating activities were $561 million and capital expenditures were $79 million, resulting in free cash flow of $482 million. The second quarter results include the results of Guangdong Giwee Group and its subsidiaries (“Giwee”) following Carrier’s acquisition of 70% of Giwee on June 1, 2021.

Updated Full-Year 2021 Outlook*
Carrier is announcing the following updated outlook for 2021:
•Sales growth of 14% to 16%, up from 7% to 10%
◦Organic sales growth of 10% to 12%, up from 5% to 8%
◦Completed acquisitions to add approximately 1%
◦Currency translation to add approximately 3%, up from approximately 2%
•Adjusted operating margin greater than 13.5%
•Adjusted EPS of $2.10 to $2.20, up from $1.95 to $2.05
•Free cash flow of about $1.9 billion, up from about $1.7 billion
•Chubb is included in the full-year 2021 outlook

*Note: When the company provides expectations for organic sales, adjusted operating profit, adjusted operating margin, incremental margins / earnings conversion, adjusted EPS and free cash flow on a forward-looking basis, a reconciliation of the differences between the non-GAAP expectations and the corresponding GAAP measures generally is not available without unreasonable effort. See “Use and Definitions of Non-GAAP Financial Measures” below for additional information.

Conference Call
Carrier will host a webcast of its earnings conference call today, Thursday, July 29, 2021, at 8:30 a.m. ET. To access the webcast, visit the Events & Presentations section of the Carrier Investor Relations site at ir.carrier.com/news-and-events/events-and-presentations or to listen to the earnings call by phone, dial (877) 742-9091.
About Carrier
As the leading global provider of healthy, safe, sustainable and intelligent building and cold chain solutions, Carrier Global Corporation is committed to making the world safer, sustainable and more comfortable for generations to come. From the beginning, we've led in inventing new technologies and entirely new industries. Today, we continue to lead because we have a world-class, diverse workforce that puts the customer at the center of everything we do. For more information, visit www.corporate.carrier.com or follow Carrier on social media at @Carrier.

Use and Definitions of Non-GAAP Financial Measures
Carrier Global Corporation (“Carrier”) reports its financial results in accordance with accounting principles generally accepted in the United States ("GAAP").

We supplement the reporting of our financial information determined under GAAP with certain non-GAAP financial information. The non-GAAP information presented provides investors with additional useful information, but should not be considered in isolation or as substitutes for the related GAAP measures. Moreover, other companies may define non-GAAP measures differently, which limits the usefulness of these measures for comparisons with such other companies. We encourage investors to review our financial statements and publicly filed reports in their entirety and not to rely on any single financial measure. A reconciliation of the non-GAAP measures to the corresponding amounts prepared in accordance with GAAP appears in the tables attached to this release. The tables provide additional information as to the items and amounts that have been excluded from the adjusted measures.

Organic sales, adjusted operating profit, adjusted operating margin, incremental margins / earnings conversion, earnings before interest, taxes and depreciation and amortization (“EBITDA”), adjusted EBITDA, adjusted net income, adjusted earnings per share (“EPS”), the adjusted effective tax rate, and net debt are non-GAAP financial measures.

Organic sales represents consolidated net sales (a GAAP measure), excluding the impact of foreign currency translation, acquisitions and divestitures completed in the preceding twelve months and other significant items of a nonoperational nature

(hereinafter referred to as “other significant items”). Adjusted operating profit represents operating profit (a GAAP measure), excluding restructuring costs and other significant items. Adjusted operating margin represents adjusted operating profit as a percentage of net sales (a GAAP measure). Incremental margins / earnings conversion represents the year-over-year change in adjusted operating profit divided by the year-over-year change in net sales. EBITDA represents net income attributable to common shareholders (a GAAP measure), adjusted for interest income and expense, income tax expense, and depreciation and amortization. Adjusted EBITDA represents EBITDA, as calculated above, excluding non-service pension benefit, non-controlling interest in subsidiaries’ earnings from operations, restructuring costs and other significant items. Adjusted net income represents net income attributable to common shareowners (a GAAP measure), excluding restructuring costs and other significant items. Adjusted EPS represents diluted earnings per share (a GAAP measure), excluding restructuring costs and other significant items. The adjusted effective tax rate represents the effective tax rate (a GAAP measure), excluding restructuring costs and other significant items. Net debt represents long-term debt (a GAAP measure) less cash and cash equivalents. For the business segments, when applicable, adjustments of operating profit and operating margins represent operating profit, excluding restructuring and other significant items.

Free cash flow is a non-GAAP financial measure that represents net cash flows provided by operating activities (a GAAP measure) less capital expenditures. Management believes free cash flow is a useful measure of liquidity and an additional basis for assessing Carrier’s ability to fund its activities, including the financing of acquisitions, debt service, repurchases of Carrier's common stock and distribution of earnings to shareowners.

When we provide our expectations for organic sales, adjusted operating profit, adjusted operating margin, incremental margins / earnings conversion, adjusted EPS, and free cash flow on a forward-looking basis, a reconciliation of the differences between the non-GAAP expectations and the corresponding GAAP measures (expected net sales, operating profit, operating margin, incremental operating margin, diluted EPS and net cash flows provided by operating activities) generally is not available without unreasonable effort due to potentially high variability, complexity and low visibility as to the items that would be excluded from the GAAP measure in the relevant future period, such as unusual gains and losses, the ultimate outcome of pending litigation, fluctuations in foreign currency exchange rates, the impact and timing of potential acquisitions and divestitures, future restructuring costs, and other structural changes or their probable significance. The variability of the excluded items may have a significant, and potentially unpredictable, impact on our future GAAP results.

Cautionary Statement

This communication contains statements which, to the extent they are not statements of historical or present fact, constitute “forward-looking statements” under the securities laws. From time to time, oral or written forward-looking statements may also be included in other information released to the public. These forward-looking statements are intended to provide management’s current expectations or plans for our future operating and financial performance, based on assumptions currently believed to be valid. Forward-looking statements can be identified by the use of words such as

“believe,” “expect,” “expectations,” “plans,” “strategy,” “prospects,” “estimate,” “project,” “target,” “anticipate,” “will,” “should,” “see,” “guidance,” “outlook,” “confident,” “scenario” and other words of similar meaning in connection with a discussion of future operating or financial performance or the separation and distribution from United Technologies Corporation (the “Separation” and the “Distribution”), since renamed Raytheon Technologies Corporation. Forward-looking statements may include, among other things, statements relating to future sales, earnings, cash flow, results of operations, uses of cash, share repurchases, tax rates and other measures of financial performance or potential future plans, strategies or transactions of Carrier, the estimated costs associated with the Separation, Carrier’s plans with respect to our indebtedness and other statements that are not historical facts. All forward-looking statements involve risks, uncertainties and other factors that may cause actual results to differ materially from those expressed or implied in the forward-looking statements. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the U.S. Private Securities Litigation Reform Act of 1995. Such risks, uncertainties and other factors include, without limitation: (1) the effect of economic conditions in the industries and markets in which Carrier and our businesses operate in the U.S. and globally and any changes therein, including financial market conditions, fluctuations in commodity prices, interest rates and foreign currency exchange rates, levels of end market demand in construction, the impact of weather conditions, pandemic health issues (including COVID-19 and its effects, among other things, on production and on global supply, demand and distribution as the outbreak continues and results in a prolonged period of travel, commercial and other restrictions and limitations), natural disasters and the financial condition of our customers and suppliers; (2) challenges in the development, production, delivery, support, performance and realization of the anticipated benefits of advanced technologies and new products and services; (3) future levels of indebtedness, capital spending and research and development spending; (4) future availability of credit and factors that may affect such availability, including credit market conditions and Carrier’s capital structure and credit ratings; (5) the timing and scope of future repurchases of Carrier’s common stock, including market conditions and the level of other investing activities and uses of cash; (6) delays and disruption in the delivery of materials and services from suppliers; (7) cost reduction efforts and restructuring costs and savings and other consequences thereof; (8) new business and investment opportunities; (9) risks resulting from being a smaller, less diversified company than prior to the Separation; (10) the outcome of legal proceedings, investigations and other contingencies; (11) the impact of pension plan assumptions on future cash contributions and earnings; (12) the impact of the negotiation of collective bargaining agreements and labor disputes; (13) the effect of changes in political conditions in the U.S. (including in connection with the Biden administration in Washington, D.C.) and other countries in which Carrier and our businesses operate, including the effect of changes in U.S. trade policies or the United Kingdom’s withdrawal from the European Union, on general market conditions, global trade policies and currency exchange rates in the near term and beyond; (14) the effect of changes (including potentially as a result of the Biden administration in Washington, D.C.) in tax, environmental, regulatory (including among other things import/export) and other laws and regulations in the U.S. and other countries in which we and our businesses operate; (15) the ability of Carrier to retain and hire key personnel; (16) the scope, nature, impact or timing of acquisition and divestiture activity, including among other things integration of acquired businesses into existing businesses and realization of synergies and opportunities for growth and innovation and incurrence of related costs; (17) the expected benefits of the Separation; (18) a determination by the U.S.

Internal Revenue Service and other tax authorities that the Distribution or certain related transactions should be treated as taxable transactions; (19) risks associated with indebtedness, including that incurred as a result of financing transactions undertaken in connection with the Separation, as well as our ability to reduce indebtedness and the timing thereof; (20) the risk that dis-synergy costs, costs of restructuring transactions and other costs incurred in connection with the Separation will exceed Carrier’s estimates; and (21) the impact of the Separation on Carrier’s business and Carrier’s resources, systems, procedures and controls, diversion of management’s attention and the impact on relationships with customers, suppliers, employees and other business counterparties.

The above list of factors is not exhaustive or necessarily in order of importance. For additional information on identifying factors that may cause actual results to vary materially from those stated in forward-looking statements, see Carrier’s reports on Forms 10-K, 10-Q and 8-K filed with or furnished to the SEC from time to time. Any forward-looking statement speaks only as of the date on which it is made, and Carrier assumes no obligation to update or revise such statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

Contact:                        Media Inquiries
Danielle Canzanella
561-365-1101
Danielle.Canzanella@Carrier.com

Investor Relations
Sam Pearlstein
561-365-2251
Sam.Pearlstein@Carrier.com

Carrier Global Corporation
Condensed Consolidated Statement of Operations

	(Unaudited)
	For the Three Months Ended June 30,		For the Six Months Ended June 30,
(dollars in millions, except per share amounts; shares in millions)	2021	2020	2021	2020
Net sales:
Product sales	$4,584	$3,275	$8,448	$6,422
Service sales	856	697	1,691	1,438
Total Net sales	5,440	3,972	10,139	7,860
Costs and expenses
Cost of products sold	(3,235)	(2,343)	(5,959)	(4,580)
Cost of services sold	(586)	(488)	(1,167)	(1,017)
Research and development	(125)	(94)	(246)	(192)
Selling, general and administrative	(813)	(637)	(1,556)	(1,329)
Total Costs and expenses	(4,759)	(3,562)	(8,928)	(7,118)
Equity method investment net earnings	87	57	125	86
Other income (expense), net	15	(25)	18	(71)
Operating profit	783	442	1,354	757
Non-service pension (expense) benefit	19	14	37	31
Interest (expense) income, net	(71)	(81)	(164)	(118)
Income from operations before income taxes	731	375	1,227	670
Income tax (expense) benefit	(234)	(106)	(338)	(299)
Net income from operations	497	269	889	371
Less: Non-controlling interest in subsidiaries' earnings from operations	10	8	18	14
Net income attributable to common shareowners	$487	$261	$871	$357

Earnings per share (1), (2)
Basic	$0.56	$0.30	$1.00	$0.41
Diluted	$0.55	$0.30	$0.98	$0.41
Weighted average number of shares outstanding (2)
Basic	868.7	866.2	869.0	866.2
Diluted	890.9	870.9	890.4	870.9

(1) On April 3, 2020, United Technologies Corporation, since renamed Raytheon Technologies Corporation ("UTC"), completed the spin-off of Carrier into a separate publicly traded company (the "Separation"). The Separation was completed through a pro-rata distribution (the "Distribution") of all of the outstanding common stock of the Company to UTC shareowners who held shares of UTC common stock as of the close of business on March 19, 2020.

(2) Basic and diluted earnings per share for the three and six months ended June 30, 2020 are calculated using the weighted-average number of common shares outstanding for the period beginning after the Distribution date. Diluted earnings per share is computed by giving effect to all potentially dilutive stock awards that are outstanding. For periods prior to the Separation it was assumed that there were no dilutive equity instruments as there were no equity awards in Carrier common stock outstanding prior to the Separation.

Carrier Global Corporation
Condensed Consolidated Balance Sheet

	(Unaudited)
	As of
(dollars in millions)	June 30, 2021	December 31, 2020
Assets
Cash and cash equivalents	$2,630	$3,115
Accounts receivable, net	3,128	2,781
Contract assets, current	695	656
Inventories, net	1,885	1,629
Other assets, current	416	343
Total current assets	8,754	8,524

Future income tax benefits	461	449
Fixed assets, net	1,837	1,810
Operating lease right-of-use assets	786	788
Intangible assets, net	1,071	1,037
Goodwill	10,279	10,139
Pension and post-retirement assets	635	554
Equity method investments	1,572	1,513
Other assets	343	279
Total Assets	$25,738	$25,093

Liabilities and Equity
Accounts payable	$2,362	$1,936
Accrued liabilities	2,541	2,471
Contract liabilities, current	576	512
Current portion of long-term debt	125	191
Total current liabilities	5,604	5,110

Long-term debt	9,600	10,036
Future pension and post-retirement obligations	511	524
Future income tax obligations	556	479
Operating lease liabilities	635	642
Other long-term liabilities	1,712	1,724
Total Liabilities	18,618	18,515

Equity
Common stock	9	9
Treasury stock	(130)	—
Additional paid-in capital	5,366	5,345
Retained earnings	2,305	1,643
Accumulated other comprehensive loss	(794)	(745)
Non-controlling interest	364	326
Total Equity	7,120	6,578
Total Liabilities and Equity	$25,738	$25,093

Carrier Global Corporation
Condensed Consolidated Statement of Cash Flows

	(Unaudited)
	For the Six Months Ended June 30,
(dollars in millions)	2021	2020
Operating Activities
Net income from operations	$889	$371
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation and amortization	168	159
Deferred income tax provision	33	135
Stock-based compensation costs	40	35
Equity method investment net earnings	(125)	(86)
Distributions from equity method investments	42	49
Impairment charge on minority-owned joint venture investments	—	72
Changes in operating assets and liabilities
Accounts receivable, net	(288)	27
Contract assets, current	(41)	(140)
Inventories, net	(210)	(325)
Other assets, current	(27)	32
Accounts payable and accrued liabilities	368	152
Contract liabilities, current	42	37
Defined benefit plan contributions	(27)	(27)
Other operating activities, net	(119)	65
Net cash flows provided by (used in) operating activities	745	556
Investing Activities
Capital expenditures	(132)	(94)
Investments in businesses, net of cash acquired	(167)	—
Disposition of businesses	1	—
Settlement of derivative contracts, net	(6)	(23)
Other investing activities, net	3	14
Net cash flows provided by (used in) investing activities	(301)	(103)
Financing Activities
Increase (decrease) in short-term borrowings, net	(13)	(17)
Issuance of long-term debt	74	11,734
Repayment of long-term debt	(605)	(36)
Repurchases of common stock	(130)	—
Dividends paid on common stock	(209)	—
Dividends paid to non-controlling interest	(30)	(8)
Net transfers to UTC	—	(10,359)
Other financing activities, net	15	1
Net cash flows provided by (used in) financing activities	(898)	1,315
Effect of foreign exchange rate changes on cash and cash equivalents	(2)	(17)
Net increase (decrease) in cash and cash equivalents and restricted cash	(456)	1,751
Cash, cash equivalents and restricted cash, beginning of period	3,120	957
Cash, cash equivalents and restricted cash, end of period	2,664	2,708
Less: restricted cash	34	4
Cash and cash equivalents, end of period	$2,630	$2,704

Carrier Global Corporation
Segment Net Sales and Operating Profit Reported (GAAP) to Adjusted (Non-GAAP)

	(Unaudited)
	For the Three Months Ended June 30,				For the Six Months Ended June 30,
	2021		2020		2021		2020
(In millions)	Reported	Adjusted	Reported	Adjusted	Reported	Adjusted	Reported	Adjusted
Net sales
HVAC	$3,120	$3,120	$2,291	$2,291	$5,606	$5,606	$4,250	$4,250
Refrigeration	1,021	1,021	700	700	2,026	2,026	1,508	1,508
Fire & Security	1,403	1,403	1,057	1,057	2,707	2,707	2,263	2,263
Segment sales	5,544	5,544	4,048	4,048	10,339	10,339	8,021	8,021
Eliminations and other	(104)	(104)	(76)	(76)	(200)	(200)	(161)	(161)
Net sales	$5,440	$5,440	$3,972	$3,972	$10,139	$10,139	$7,860	$7,860

Operating profit
HVAC	$573	$582	$358	$359	$938	$951	$525	$601
Refrigeration	123	126	61	64	250	255	160	163
Fire & Security	148	169	106	112	298	333	226	238
Segment operating profit	844	877	525	535	1,486	1,539	911	1,002
Eliminations and other	(23)	(21)	(56)	(36)	(63)	(46)	(91)	(31)
General corporate expenses	(38)	(35)	(27)	(23)	(69)	(64)	(63)	(59)
Operating profit	$783	$821	$442	$476	$1,354	$1,429	$757	$912

Operating margin
HVAC	18.4%	18.7%	15.6%	15.7%	16.7%	17.0%	12.4%	14.1%
Refrigeration	12.0%	12.3%	8.7%	9.1%	12.3%	12.6%	10.6%	10.8%
Fire & Security	10.5%	12.0%	10.0%	10.6%	11.0%	12.3%	10.0%	10.5%
Total Carrier	14.4%	15.1%	11.1%	12.0%	13.4%	14.1%	9.6%	11.6%

Carrier Global Corporation
Reconciliation of Reported (GAAP) to Adjusted (Non-GAAP)
Operating Profit

	(Unaudited)
	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
(dollars in millions - Income (Expense))	2021	2020	2021	2020
HVAC
Net sales	$3,120	$2,291	$5,606	$4,250

Operating profit	$573	$358	$938	$525
Restructuring	(7)	(1)	(11)	(3)
Impairment of joint venture investment	—	—	—	(71)
Separation costs	—	—	—	(2)
Giwee acquisition-related costs	(2)	—	(2)	—
Adjusted operating profit	$582	$359	$951	$601

Refrigeration
Net sales	$1,021	$700	$2,026	$1,508

Operating profit	$123	$61	$250	$160
Restructuring	(3)	(3)	(5)	(3)
Adjusted operating profit	$126	$64	$255	$163

Fire & Security
Net sales	$1,403	$1,057	$2,707	$2,263

Operating profit	$148	$106	$298	$226
Restructuring	(9)	(6)	(20)	(9)
Separation costs	—	—	—	(3)
Chubb transaction costs	(12)	—	(15)	—
Adjusted operating profit	$169	$112	$333	$238

General Corporate Expenses and Eliminations and Other
Net sales	$(104)	$(76)	$(200)	$(161)

Operating profit	$(61)	$(83)	$(132)	$(154)
Restructuring	(2)	(1)	(3)	(1)
Separation costs	(3)	(23)	(19)	(63)
Adjusted operating profit	$(56)	$(59)	$(110)	$(90)

Carrier
Net sales	$5,440	$3,972	$10,139	$7,860

Operating profit	$783	$442	$1,354	$757
Total restructuring costs	(21)	(11)	(39)	(16)
Total non-recurring and non-operational items	(17)	(23)	(36)	(139)
Adjusted operating profit	$821	$476	$1,429	$912

Carrier Global Corporation
Reconciliation of Reported (GAAP) to Adjusted (Non-GAAP) Results
Net Income, Earnings Per Share, and Effective Tax Rate

	(Unaudited)
	For the Three Months Ended June 30, 2021				For the Six Months Ended June 30, 2021
(In millions)	Reported	Adjustments		Adjusted	Reported	Adjustments		Adjusted
Net sales	$5,440	$—		$5,440	$10,139	$—		$10,139

Operating profit	783	38	a	821	1,354	75	a	1,429
Operating margin	14.4%			15.1%	13.4%			14.1%

Income from operations before income taxes	731	38	a,b	769	1,227	94	a,b	1,321
Income tax expense	(234)	42	c	(192)	(338)	29	c	(309)
Income tax rate	32.0%			25.0%	27.5%			23.4%

Net income attributable to common shareowners	$487	$80		$567	$871	$123		$994

Summary of Adjustments:
Restructuring costs		$21	a			$39	a
Separation costs		3	a			19	a
Debt prepayment costs		—	b			19	b
Giwee acquisition-related costs		2	a			2	a
Chubb transaction costs		12	a			15	a
Total adjustments		$38				$94

Tax effect on adjustments above		$(1)				$(14)
Tax specific adjustments		43				43
Total tax adjustments		$42	c			$29	c

Shares outstanding - Diluted	890.9			890.9	890.4			890.4

Earnings per share - Diluted	$0.55			$0.64	$0.98			$1.12

Carrier Global Corporation
Reconciliation of Reported (GAAP) to Adjusted (Non-GAAP) Results
Net Income, Earnings Per Share, and Effective Tax Rate

	(Unaudited)
	For the Three Months Ended June 30, 2020				For the Six Months Ended June 30, 2020
(In millions)	Reported	Adjustments		Adjusted	Reported	Adjustments		Adjusted
Net sales	$3,972	$—		$3,972	$7,860	$—		$7,860

Operating profit	442	34	a	476	757	155	a	912
Operating margin	11.1%			12.0%	9.6%			11.6%

Income from operations before income taxes	375	34	a,b	409	670	160	a,b	830
Income tax expense	(106)	(9)	c	(115)	(299)	75	c	(224)
Income tax rate	28.2%			28.0%	44.6%			27.0%

Net income attributable to common shareowners	$261	$25		$286	$357	$235		$592

Summary of Adjustments:
Restructuring costs		$11	a			$16	a
Impairment of equity method investment		—	a			71	a
Separation costs		23	a			68	a
Debt issuance costs		—	b			5	b
Total adjustments		$34				$160

Tax effect on adjustments above		$(9)				$(22)
Tax specific adjustments		—				97
Total tax adjustments		$(9)	c			$75	c

Shares outstanding - Diluted	870.9			870.9	870.9			870.9

Earnings per share - Diluted	$0.30			$0.33	$0.41			$0.68

Carrier Global Corporation
Reconciliation of Reported (GAAP) to Adjusted (Non-GAAP) Results

Components of Changes in Net Sales

Three Months Ended June 30, 2021 Compared with Three Months Ended June 30, 2020
	(Unaudited)
	Factors Contributing to Total % change in Net Sales
	Organic	FX Translation	Acquisitions / Divestitures, net	Other	Total
HVAC	32%	3%	1%	—%	36%
Refrigeration	38%	8%	—%	—%	46%
Fire & Security	25%	8%	—%	—%	33%
Consolidated	31%	5%	1%	—%	37%

Six Months Ended June 30, 2021 Compared with Six Months Ended June 30, 2020
	(Unaudited)
	Factors Contributing to Total % change in Net Sales
	Organic	FX Translation	Acquisitions / Divestitures, net	Other	Total
HVAC	28%	3%	1%	—%	32%
Refrigeration	28%	6%	—%	—%	34%
Fire & Security	13%	7%	—%	—%	20%
Consolidated	24%	5%	—%	—%	29%

Free Cash Flow Reconciliation

	(Unaudited)
	Q1	Q2	Q3	Q4	FY	Q1	Q2
(dollars in millions)	2020	2020	2020	2020	2020	2021	2021
Net cash flows provided by operating activities	$47	$509	$937	$199	$1,692	$184	$561
Less: Capital expenditures	48	46	57	161	312	53	79
Free cash flow	$(1)	$463	$880	$38	$1,380	$131	$482

Net Debt Reconciliation

	(Unaudited)
	As of
(dollars in millions)	June 30, 2021	December 31, 2020
Long-term debt	$9,600	$10,036
Current portion of long-term debt	125	191
Less: Cash and cash equivalents	2,630	3,115
Net debt	$7,095	$7,112